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     AMENDMENT, dated as of March 31, 1996, to the Employment Agreement, dated as of January 1, 1994, between GREAT DANE HOLDINGS INC., as the successor to International Controls Corp. ("Holdings") and DAVID R. MARKIN ("Markin") (the "Employment Agreement;" all capitalized terms used without definition herein being used with the meanings ascribed thereto in the Employment Agreement).

     WHEREAS, the parties desire to provide for certain events not contemplated at the time of the execution of the Employment Agreement;

     NOW, THEREFORE, the parties hereto agree as follows:

     1. All references in the Employment Agreement to ICC are hereby amended to read "Holdings."

     2.  The following is added as paragraph 15 to the Employment Agreement:

          "15. In the event of a disposition of all or substantially all of the assets of Holdings in one or a series of transactions (whether by sale of the stock or assets of its direct or indirect subsidiaries, or by merger, consolidation or otherwise) or in the event that at least 50% of the common stock of Holdings is owned or controlled by one or more persons or entities other than the current stockholders of Holdings or entities related to or controlled by them (any of the foregoing, a "Sale Transaction") then, notwithstanding anything to the contrary in this Agreement, Markin shall have the option, exercisable prior to or for six months following the closing of the Sale Transaction, to terminate this Agreement. If the option is exercised, Markin shall be paid in a lump sum the compensation (at his then annual rate pursuant to paragraph 3) that would have been due to him through the Termination Date. Such payment shall be made no later than the later of (a) ten days after notice has been given and (b) the date of closing of the Sale Transaction. The parties agree that upon
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 10.1-2

     the sale of the stock or assets of Great Dane Trailers, Inc. in one or a series of transactions, Holdings shall be deemed to have sold substantially all its assets."

     3. As so amended, the Employment Agreement remains in full force and effect.

     4. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties here to have executed this Amendment as of the date and year first above written.


                                        GREAT DANE HOLDINGS INC.



                                        By:   /s/ Allan R. Tessler
                                           --------------------------------



                                           /s/ David R. Markin
                                        -----------------------------------
                                        David R. Markin
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